For the fiscal period ended 06/30/02
File number 811-03623

					SUB-ITEM 77-0 Exhibit

		Transactions Effected Pursuant to Rule 10f-3

I.  SP PIMCO High Yield Portfolio

1.   Name of Issuer
	El Paso Corporation BD

2.   Date of Purchase
	01/08/2002

3.   Number of Securities Purchased
	7,462

4.   Dollar Amount of Purchase
	$740,000

5.   Price Per Unit
	$99.17

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
Bank of America

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

ABN AMRO
BNP Paribas
Credit Lyonnais Securities
J.P. Morgan Securities